Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2015 Results

Exceeded Fourth Quarter Gross Margin and Profit Guidance

49% Increase in Contract Backlog Dollars

RED BANK, NJ, December 4, 2015 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2015.

RESULTS FOR the ThrEE and TWELVE MONTH PERIODs ENDED October 31, 2015:

●

Total revenues were $693.2 million in the fourth quarter of fiscal 2015, a decrease of 0.7% compared with $698.4 million in the fourth quarter of fiscal 2014. For the twelve months ended October 31, 2015, total revenues increased 4.1% to $2.15 billion compared with $2.06 billion in the prior fiscal year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 18.0% for the fourth quarter ended October 31, 2015, compared with 19.3% in last year’s fourth quarter, and 17.8% for the third quarter of fiscal 2015. During all of fiscal 2015, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.6% compared with 19.9% in the same period of the previous year.

●

Pre-tax income, excluding land related charges and losses on extinguishment of debt, in the fourth quarter of fiscal 2015 was $41.8 million compared with $39.3 million in the prior year’s fourth quarter. For all of fiscal 2015, the pre-tax loss, excluding land related charges and losses on extinguishment of debt, was $9.7 million compared with income of $26.6 million during fiscal 2014.

●

Net income was $25.5 million, or $0.16 per fully diluted common share, for the fourth quarter of fiscal 2015, compared with net income, excluding the $285.1 million tax benefit from the reduction of our deferred tax asset valuation allowance, of $37.4 million, or $0.23 per fully diluted common share, in the fourth quarter of the previous year. For the year ended October 31, 2015, the net loss was $16.1 million, or $0.11 per common share, compared with net income, excluding the $285.1 million tax benefit from the reduction of our deferred tax asset valuation allowance, of $22.0 million, or $0.14 per fully diluted common share, in fiscal 2014.

●

The dollar value of net contracts, including unconsolidated joint ventures, during the fourth quarter of fiscal 2015 increased 28.7% to $684.3 million compared with $531.9 million in last year’s fourth quarter. The dollar value of consolidated net contracts increased 22.1% to $624.9 million for the three months ended October 31, 2015 compared with $511.8 million during the same quarter a year ago.

●

In the fourth quarter of fiscal 2015, the number of net contracts, including unconsolidated joint ventures, increased 20.7% to 1,629 homes for the fourth quarter of fiscal 2015 from 1,350 homes during the fourth quarter of fiscal 2014. The number of consolidated net contracts increased 18.0% to 1,535 homes compared with 1,301 homes in the prior year’s fourth quarter.

●

The dollar value of net contracts, including unconsolidated joint ventures, for the twelve months ended October 31, 2015 increased 18.7% to $2.65 billion compared with $2.23 billion in fiscal 2014. The dollar value of consolidated net contracts increased 16.2% to $2.45 billion for all of fiscal 2015 compared with $2.11 billion in the previous year.

●

For the year ended October 31, 2015, the number of net contracts, including unconsolidated joint ventures, increased 11.3% to 6,547 homes from 5,883 homes in the previous year. The number of consolidated net contracts for the full year increased 11.2% to 6,183 homes compared with 5,559 homes in the prior year.

●

Net contracts per active selling community, including unconsolidated joint ventures, increased 10.9% to 7.1 net contracts per active selling community for the quarter ended October 31, 2015 compared with 6.4 net contracts, including unconsolidated joint ventures, per active selling community in the fourth quarter of fiscal 2014. Consolidated net contracts per active selling community increased 7.7% to 7.0 net contracts per active selling community for the quarter ended October 31, 2015 compared with 6.5 net contracts per active selling community in the fourth quarter of fiscal 2014.

●

As of October 31, 2015, the dollar value of contract backlog, including unconsolidated joint ventures, was $1.35 billion, an increase of 49.0% compared with $905.0 million as of October 31, 2014. The dollar value of consolidated contract backlog increased 42.1% to $1.22 billion compared with $855.8 million as of October 31, 2014.

●

As of October 31, 2015, the number of homes in contract backlog, including unconsolidated joint ventures, increased 32.9% to 3,112 homes compared with 2,341 homes as of October 31, 2014. The number of homes in consolidated contract backlog increased 30.3% to 2,905 homes compared with 2,229 homes as of the end of the fourth quarter of fiscal 2014.

●

Consolidated deliveries were 1,727 homes in the fourth quarter of fiscal 2015, a 2.0% decrease compared with 1,762 homes in the fourth quarter of fiscal 2014. For the three months ended October 31, 2015, deliveries, including unconsolidated joint ventures, decreased 6.5% to 1,792 homes compared with 1,916 homes in the fourth quarter of the prior year.

●

For the year ended October 31, 2015, consolidated deliveries were 5,507 homes, a 0.2% increase compared with 5,497 homes last year. During all of fiscal 2015, deliveries, including unconsolidated joint ventures, decreased 2.7% to 5,776 homes compared with 5,934 homes in the same period of the previous year.

●

As of October 31, 2015, consolidated active selling communities increased 9.0% to 219 communities compared with 201 communities at October 31, 2014 and increased 6.3% compared to 206 communities at July 31, 2015.

●

Total interest expense as a percentage of total revenues was 5.9% during the fourth quarter of fiscal 2015 compared with 5.3% in the same period of the previous year. For the twelve months ended October 31, 2015, total interest expense as a percentage of total revenues was 7.0% compared with 6.9% for the same period a year ago.

●

Total SG&A was $49.4 million, including a $15.2 million benefit from the reduction of our construction defect reserves, or 7.1% of total revenues, during the fourth quarter of fiscal 2015 compared with $65.2 million, or 9.3% of total revenues, in last year’s fourth quarter. Total SG&A was $250.9 million, or 11.7% of total revenues, for all of fiscal 2015 compared with $254.9 million, or 12.4% of total revenues, in the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the fourth quarter of fiscal 2015 was 20%, compared with 22% in the fourth quarter of fiscal 2014.

●

The valuation allowance was $635.3 million as of October 31, 2015. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

●

During November 2015, the dollar value of net contracts, including unconsolidated joint ventures, increased 26.9% to $220.1 million compared with $173.5 million for November of 2014 and the number of net contracts, including unconsolidated joint ventures, increased 22.5% to 517 homes in November 2015 from 422 homes in November 2014. During November 2015, the dollar value of consolidated net contracts increased 16.3% to $194.6 million compared with $167.3 million for November of 2014 and the number of consolidated net contracts increased 16.9% to 477 homes in November 2015 from 408 homes in November 2014.

Liquidity AND Inventory as of october 31, 2015:

●	During the fourth quarter of fiscal 2015, land and land development spending was $192.1 million. For the year ended October 31, 2015, land and land development spending was $656.5 million.

●

After paying off $60.8 million of debt that matured on October 15, 2015, total liquidity at the end of the fourth quarter of fiscal 2015 was $250.1 million compared with $309.2 million at October 31, 2014.

●

As of October 31, 2015, the land position, including unconsolidated joint ventures, was 37,659 lots, consisting of 16,441 lots under option and 21,218 owned lots, compared with a total of 37,558 lots as of October 31, 2014.

●	During the fourth quarter of fiscal 2015, approximately 3,500 lots, including unconsolidated joint ventures, were put under option or acquired in 49 communities.

Financial Guidance:

●

Assuming no changes in current market conditions, we reiterate our prior guidance that total revenues for all of fiscal 2016 are expected to be between $2.7 billion and $3.1 billion and pretax profit excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements are expected to be between $40 million and $100 million for all of fiscal 2016.

COMMENTS FROM MANAGEMENT:

“We were pleased that we exceeded the guidance we gave for gross margin percentage, total SG&A ratio and adjusted pretax profit for the fourth quarter of fiscal 2015, despite some delays in delivering homes primarily related to longer cycle times in certain markets,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Our 71% growth in inventory over the past three years combined with the 49% year-over-year increase we achieved in our contract backlog dollars at October 31, 2015, and the 29% year-over-year increase in net contract dollars during the fourth quarter of fiscal 2015, gives us confidence in our ability to significantly increase revenues and profitability during fiscal 2016. Given the $300 million of land banking arrangements that we recently announced, we are comfortable with our liquidity position as we begin fiscal 2016,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2015 fourth quarter financial results conference call at 11:00 a.m. E.T. on Friday, December 4, 2015. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2014 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income (loss). The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $245.4 million of cash and cash equivalents, $2.6 million of restricted cash required to collateralize letters of credit and $2.1 million of availability under the unsecured revolving credit facility as of October 31, 2015.

Net Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Income (Loss). The reconciliation of Net Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance to Net Income (Loss) is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of the “Safe Harbor” provision of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for the current or future periods, including total revenues and adjusted pre-tax profit. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; and (22) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.

October 31, 2015

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Total Revenues	$693,204	$698,394	$2,148,480	$2,063,380
Costs and Expenses (a)	657,506	666,446	2,174,414	2,049,942
Loss on Extinguishment of Debt	-	-	-	(1,155)
Income from Unconsolidated Joint Ventures	1,699	4,048	4,169	7,897
Income (Loss) Before Income Taxes	37,397	35,996	(21,765)	20,180
Income Tax Provision (Benefit)	11,878	(286,468)	(5,665)	(286,964)
Net Income (Loss)	$25,519	$322,464	$(16,100)	$307,144

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.17	$2.15	$(0.11)	$2.05
Weighted Average Number of Common Shares Outstanding (b)	147,057	146,413	146,899	146,271
Assuming Dilution:
Income (Loss) Per Common Share	$0.16	$1.95	$(0.11)	$1.87
Weighted Average Number of Common Shares Outstanding (b)	160,299	161,720	146,899	162,441

(a) Includes inventory impairment loss and land option write-offs.

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

October 31, 2015

Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges

and Loss on Extinguishment of Debt to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$37,397	$35,996	$(21,765)	$20,180
Inventory Impairment Loss and Land Option Write-Offs	4,426	3,297	12,044	5,224
Loss on Extinguishment of Debt	-	-	-	1,155
Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt (a)	$41,823	$39,293	$(9,721)	$26,559

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.

October 31, 2015

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Sale of Homes	$673,330	$681,523	$2,088,129	$2,013,013
Cost of Sales, Excluding Interest and Land Charges (a)	552,462	550,242	1,721,336	1,612,122
Homebuilding Gross Margin, Excluding Interest and Land Charges	120,868	131,281	366,793	400,891
Homebuilding Cost of Sales Interest	19,959	15,854	59,574	53,101
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$100,909	$115,427	$307,219	$347,790

Gross Margin Percentage, Excluding Interest and Land Charges	18.0%	19.3%	17.6%	19.9%
Gross Margin Percentage, Including Interest and Excluding Land Charges	15.0%	16.9%	14.7%	17.3%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Land and Lot Sales	-	$2,327	$850	$5,224
Cost of Sales, Excluding Interest and Land Charges (a)	-	1,492	702	3,077
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	-	835	148	2,147
Land and Lot Sales Interest	-	388	39	865
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	-	$447	$109	$1,282

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.

October 31, 2015

Reconciliation of Net Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset

Valuation Allowance to Net Income (Loss)

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net Income (Loss)	$25,519	$322,464	$(16,100)	$307,144
Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance	-	285,131	-	285,131
Net Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance (a)	$25,519	$37,333	$(16,100)	$22,013

Assuming Dilution:
Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance Per Common Share	$0.16	$0.23	$(0.11)	$0.14
Weighted Average Number of Common Shares Outstanding (b)	160,299	161,720	146,899	162,441

(a) Net Income (Loss) Before Tax Benefit from the Reduction of Deferred Tax Asset Valuation Allowance is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Net Income (Loss).

(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

October 31, 2015

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net Income (loss)	$25,519	$322,464	$(16,100)	$307,144
Income Tax Provision (Benefit)	11,878	(286,468)	(5,665)	(286,964)
Interest Expense	41,200	36,935	151,448	141,344
EBIT (a)	78,597	72,931	129,683	161,524
Depreciation	835	846	3,388	3,417
Amortization of Debt Costs	1,008	1,152	5,459	4,392
EBITDA (b)	80,440	74,929	138,530	169,333
Inventory Impairment Loss and Land Option Write-offs	4,426	3,297	12,044	5,224
Loss on Extinguishment of Debt	-	-	-	1,155
Adjusted EBITDA (c)	$84,866	$78,226	$150,574	$175,712

Interest Incurred	$42,157	$37,336	$166,188	$145,409

Adjusted EBITDA to Interest Incurred	2.01	2.10	0.91	1.21

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.

October 31, 2015

Interest Incurred, Expensed and Capitalized

(Dollars in Thousands)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$122,941	$108,757	$109,158	$105,093
Plus Interest Incurred	42,157	37,336	166,188	145,409
Less Interest Expensed	41,200	36,935	151,448	141,344
Interest Capitalized at End of Period (a)	$123,898	$109,158	$123,898	$109,158

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	October 31, 2015	October 31, 2014
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$245,398	$255,117
Restricted cash and cash equivalents	7,299	13,086
Inventories:
Sold and unsold homes and lots under development	1,307,850	961,994
Land and land options held for future development or sale	214,503	273,463
Consolidated inventory not owned:
Specific performance options	1,242	3,479
Other options	120,983	105,374
Total consolidated inventory not owned	122,225	108,853
Total inventories	1,644,578	1,344,310
Investments in and advances to unconsolidated joint ventures	61,209	63,883
Receivables, deposits and notes, net	70,349	92,546
Property, plant and equipment, net	45,534	46,744
Prepaid expenses and other assets	77,671	69,358
Total homebuilding	2,152,038	1,885,044

Financial services:
Cash and cash equivalents	8,347	6,781
Restricted cash and cash equivalents	19,223	16,236
Mortgage loans held for sale at fair value	130,320	95,338
Other assets	2,091	1,988
Total financial services	159,981	120,343
Income taxes receivable – including net deferred tax benefits	290,279	284,543
Total assets	$2,602,298	$2,289,930

(1)   Derived from the audited balance sheet as of October 31, 2014

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	October 31, 2015	October 31, 2014
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$143,863	$103,908
Accounts payable and other liabilities	348,516	370,876
Customers’ deposits	44,218	34,969
Nonrecourse mortgages secured by operating properties	15,511	16,619
Liabilities from inventory not owned	105,856	92,381
Total homebuilding	657,964	618,753

Financial services:
Accounts payable and other liabilities	27,908	22,278
Mortgage warehouse line of credit	108,875	76,919
Total financial services	136,783	99,197

Notes payable:
Revolving credit agreement	47,000	-
Senior secured notes, net of discount	981,346	979,935
Senior notes, net of discount	780,319	590,472
Senior amortizing notes	12,811	17,049
Senior exchangeable notes	73,771	70,101
Accrued interest	40,388	32,222
Total notes payable	1,935,635	1,689,779
Total liabilities	2,730,382	2,407,729

Equity:
Stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at October 31, 2015 and at October 31, 2014	135,299	135,299
Common stock, Class A, $.01 par value – authorized 400,000,000 shares; issued 143,292,881 shares at October 31, 2015 and 142,836,563 shares at October 31, 2014 (including 11,760,763 shares at October 31, 2015 and October 31, 2014, respectively, held in Treasury)	1,433	1,428
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,676,829 shares at October 31, 2015 and 15,497,543 shares at October 31, 2014 (including 691,748 shares at October 31, 2015 and October 31, 2014 held in Treasury)	157	155
Paid in capital - common stock	703,751	697,943
Accumulated deficit	(853,364)	(837,264)
Treasury stock - at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(128,084)	(117,799)
Total liabilities and equity	$2,602,298	$2,289,930

(1)   Derived from the audited balance sheet as of October 31, 2014

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014
Revenues:
Homebuilding:
Sale of homes	$673,330	$681,523	$2,088,129	$2,013,013
Land sales and other revenues	1,148	3,069	3,686	7,953
Total homebuilding	674,478	684,592	2,091,815	2,020,966
Financial services	18,726	13,802	56,665	42,414
Total revenues	693,204	698,394	2,148,480	2,063,380

Expenses:
Homebuilding:
Cost of sales, excluding interest	552,462	551,734	1,722,038	1,615,199
Cost of sales interest	19,959	16,242	59,613	53,966
Inventory impairment loss and land option write-offs	4,426	3,297	12,044	5,224
Total cost of sales	576,847	571,273	1,793,695	1,674,389
Selling, general and administrative	36,145	48,619	188,403	191,537
Total homebuilding expenses	612,992	619,892	1,982,098	1,865,926

Financial services	8,903	8,025	31,972	28,616
Corporate general and administrative	13,231	16,538	62,506	63,375
Other interest	21,241	20,693	91,835	87,378
Other operations	1,139	1,298	6,003	4,647
Total expenses	657,506	666,446	2,174,414	2,049,942
Loss on extinguishment of debt	-	-	-	(1,155)
Income from unconsolidated joint ventures	1,699	4,048	4,169	7,897
Income (loss) before income taxes	37,397	35,996	(21,765)	20,180
State and federal income tax provision (benefit):
State	576	(13,936)	4,293	(12,452)
Federal	11,302	(272,532)	(9,958)	(274,512)
Total income taxes	11,878	(286,468)	(5,665)	(286,964)
Net income (loss)	$25,519	$322,464	$(16,100)	$307,144

Per share data:
Basic:
Income (loss) per common share	$0.17	$2.15	$(0.11)	$2.05
Weighted-average number of common shares outstanding	147,057	146,413	146,899	146,271
Assuming dilution:
Income (loss) per common share	$0.16	$1.95	$(0.11)	$1.87
Weighted-average number of common shares outstanding	160,299	161,720	146,899	162,441

 HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Communities Under Development Three Months - October 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	143	102	40.2%	136	182	(25.3)%	293	146	100.7%
	Dollars	$66,846	$51,176	30.6%	$63,175	$95,886	(34.1)%	$147,004	$73,327	100.5%
	Avg. Price	$467,455	$501,725	(6.8)%	$464,522	$526,845	(11.8)%	$501,719	$502,240	(0.1)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	236	190	24.2%	256	244	4.9%	453	371	22.1%
	Dollars	$114,191	$96,981	17.7%	$127,233	$113,144	12.5%	$239,099	$188,923	26.6%
	Avg. Price	$483,860	$510,425	(5.2)%	$497,004	$463,709	7.2%	$527,812	$509,227	3.6%
Midwest
(IL, MN, OH)	Home	232	233	(0.4)%	284	263	8.0%	644	665	(3.2)%
	Dollars	$73,693	$77,917	(5.4)%	$91,122	$78,203	16.5%	$194,290	$188,595	3.0%
	Avg. Price	$317,640	$334,406	(5.0)%	$320,852	$297,354	7.9%	$301,692	$283,601	6.4%
Southeast
(FL, GA, NC, SC)	Home	168	149	12.8%	220	178	23.6%	279	232	20.3%
	Dollars	$58,382	$51,495	13.4%	$63,074	$57,297	10.1%	$105,935	$81,071	30.7%
	Avg. Price	$347,512	$345,603	0.6%	$286,698	$321,895	(10.9)%	$379,699	$349,443	8.7%
Southwest
(AZ, TX)	Home	571	547	4.4%	686	747	(8.2)%	1,033	770	34.2%
	Dollars	$216,371	$194,178	11.4%	$262,713	$254,668	3.2%	$422,711	$295,319	43.1%
	Avg. Price	$378,933	$354,988	6.7%	$382,963	$340,919	12.3%	$409,207	$383,532	6.7%
West
(CA)	Home	185	80	131.3%	145	148	(2.0)%	203	45	351.1%
	Dollars	$95,419	$40,030	138.4%	$66,013	$82,325	(19.8)%	$106,886	$28,612	273.6%
	Avg. Price	$515,780	$500,375	3.1%	$455,262	$556,248	(18.2)%	$526,531	$635,822	(17.2)%
Consolidated Total
	Home	1,535	1,301	18.0%	1,727	1,762	(2.0)%	2,905	2,229	30.3%
	Dollars	$624,902	$511,777	22.1%	$673,330	$681,523	(1.2)%	$1,215,925	$855,847	42.1%
	Avg. Price	$407,102	$393,372	3.5%	$389,884	$386,789	0.8%	$418,563	$383,960	9.0%
Unconsolidated Joint Ventures
	Home	94	49	91.8%	65	154	(57.8)%	207	112	84.8%
	Dollars	$59,441	$20,133	195.2%	$37,730	$58,712	(35.7)%	$132,082	$49,123	168.9%
	Avg. Price	$632,347	$410,877	53.9%	$580,467	$381,245	52.3%	$638,077	$438,601	45.5%
Grand Total
	Home	1,629	1,350	20.7%	1,792	1,916	(6.5)%	3,112	2,341	32.9%
	Dollars	$684,343	$531,910	28.7%	$711,060	$740,235	(3.9)%	$1,348,007	$904,970	49.0%
	Avg. Price	$420,100	$394,008	6.6%	$396,797	$386,344	2.7%	$433,164	$386,574	12.1%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Communities Under Development Twelve Months - October 31, 2015
		Net Contracts			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(NJ, PA)	Home	527	476	10.7%	380	550	(30.9)%	293	146	100.7%
	Dollars	$262,726	$243,055	8.1%	$189,049	$274,734	(31.3)%	$147,004	$73,327	100.5%
	Avg. Price	$498,531	$510,620	(2.4)%	$497,497	$499,516	(0.4)%	$501,719	$502,240	(0.1)%
Mid-Atlantic
(DE, MD, VA, WV)	Home	936	801	16.9%	854	701	21.8%	453	371	22.1%
	Dollars	$448,307	$379,514	18.1%	$398,132	$331,759	20.0%	$239,099	$188,923	26.6%
	Avg. Price	$478,961	$473,801	1.1%	$466,197	$473,266	(1.5)%	$527,812	$509,227	3.6%
Midwest
(IL, MN, OH)	Home	937	849	10.4%	958	789	21.4%	644	665	(3.2)%
	Dollars	$317,059	$263,837	20.2%	$311,364	$225,958	37.8%	$194,290	$188,595	3.0%
	Avg. Price	$338,376	$310,762	8.9%	$325,015	$286,386	13.5%	$301,692	$283,601	6.4%
Southeast
(FL, GA, NC, SC)	Home	722	576	25.3%	675	652	3.5%	279	232	20.3%
	Dollars	$232,272	$185,035	25.5%	$207,407	$202,620	2.4%	$105,935	$81,071	30.7%
	Avg. Price	$321,706	$321,241	0.1%	$307,269	$310,768	(1.1)%	$379,699	$349,443	8.7%
Southwest
(AZ, TX)	Home	2,526	2,482	1.8%	2,263	2,389	(5.3)%	1,033	770	34.2%
	Dollars	$949,763	$826,707	14.9%	$822,371	$747,753	10.0%	$422,711	$295,319	43.1%
	Avg. Price	$375,995	$333,081	12.9%	$363,399	$312,998	16.1%	$409,207	$383,532	6.7%
West
(CA)	Home	535	375	42.7%	377	416	(9.4)%	203	45	351.1%
	Dollars	$238,080	$208,273	14.3%	$159,806	$230,189	(30.6)%	$106,886	$28,612	273.6%
	Avg. Price	$445,010	$555,395	(19.9)%	$423,889	$553,337	(23.4)%	$526,531	$635,822	(17.2)%
Consolidated Total
	Home	6,183	5,559	11.2%	5,507	5,497	0.2%	2,905	2,229	30.3%
	Dollars	$2,448,207	$2,106,421	16.2%	$2,088,129	$2,013,013	3.7%	$1,215,925	$855,847	42.1%
	Avg. Price	$395,958	$378,921	4.5%	$379,177	$366,202	3.5%	$418,563	$383,960	9.0%
Unconsolidated Joint Ventures
	Home	364	324	12.3%	269	437	(38.4)%	207	112	84.8%
	Dollars	$202,879	$127,270	59.4%	$119,920	$164,082	(26.9)%	$132,082	$49,123	168.9%
	Avg. Price	$557,359	$392,809	41.9%	$445,799	$375,475	18.7%	$638,077	$438,601	45.5%
Grand Total
	Home	6,547	5,883	11.3%	5,776	5,934	(2.7)%	3,112	2,341	32.9%
	Dollars	$2,651,086	$2,233,691	18.7%	$2,208,049	$2,177,095	1.4%	$1,348,007	$904,970	49.0%
	Avg. Price	$404,931	$379,686	6.6%	$382,280	$366,885	4.2%	$433,164	$386,574	12.1%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Communities Under Development Three Months - October 31, 2015
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	156	105	48.6%	141	193	(26.9)%	341	166	105.4%
(NJ, PA)	Dollars	$73,417	$52,988	38.6%	$69,345	$98,668	(29.7)%	$168,476	$81,581	106.5%
	Avg. Price	$470,623	$504,648	(6.7)%	$491,808	$511,233	(3.8)%	$494,065	$491,447	0.5%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	244	202	20.8%	288	296	(2.7)%	467	406	15.0%
(DE, MD, VA, WV)	Dollars	$118,957	$103,555	14.9%	$145,192	$140,246	3.5%	$246,906	$209,961	17.6%
	Avg. Price	$487,533	$512,650	(4.9)%	$504,141	$473,804	6.4%	$528,707	$517,145	2.2%
Midwest
(includes unconsolidated joint ventures)	Home	232	235	(1.3)%	284	288	(1.4)%	644	682	(5.6)%
(IL, MN, OH)	Dollars	$73,693	$78,603	(6.2)%	$91,121	$85,032	7.2%	$194,290	$193,260	0.5%
	Avg. Price	$317,640	$334,481	(5.0)%	$320,850	$295,251	8.7%	$301,692	$283,373	6.5%
Southeast
(includes unconsolidated joint ventures)	Home	176	168	4.8%	226	234	(3.4)%	288	261	10.3%
(FL, GA, NC, SC)	Dollars	$62,941	$58,601	7.4%	$65,449	$75,978	(13.9)%	$110,860	$92,992	19.2%
	Avg. Price	$357,617	$348,814	2.5%	$289,596	$324,692	(10.8)%	$384,930	$356,293	8.0%
Southwest
(includes unconsolidated joint ventures)	Home	571	547	4.4%	686	747	(8.2)%	1,033	770	34.2%
(AZ, TX)	Dollars	$216,371	$194,178	11.4%	$262,713	$254,668	3.2%	$422,711	$295,319	43.1%
	Avg. Price	$378,932	$354,988	6.7%	$382,963	$340,919	12.3%	$409,207	$383,532	6.7%
West
(includes unconsolidated joint ventures)	Home	250	93	168.8%	167	158	5.7%	339	56	505.4%
(CA)	Dollars	$138,964	$43,985	215.9%	$77,240	$85,643	(9.8)%	$204,764	$31,857	542.8%
	Avg. Price	$555,857	$472,957	17.5%	$462,513	$542,044	(14.7)%	$604,024	$568,872	6.2%
Grand Total
	Home	1,629	1,350	20.7%	1,792	1,916	(6.5)%	3,112	2,341	32.9%
	Dollars	$684,343	$531,910	28.7%	$711,060	$740,235	(3.9)%	$1,348,007	$904,970	49.0%
	Avg. Price	$420,100	$394,008	6.6%	$396,797	$386,344	2.7%	$433,164	$386,574	12.1%
Consolidated Total
	Home	1,535	1,301	18.0%	1,727	1,762	(2.0)%	2,905	2,229	30.3%
	Dollars	$624,902	$511,777	22.1%	$673,330	$681,523	(1.2)%	$1,215,925	$855,847	42.1%
	Avg. Price	$407,102	$393,372	3.5%	$389,884	$386,789	0.8%	$418,563	$383,960	9.0%
Unconsolidated Joint Ventures
	Home	94	49	91.8%	65	154	(57.8)%	207	112	84.8%
	Dollars	$59,441	$20,133	195.2%	$37,730	$58,712	(35.7)%	$132,082	$49,123	168.9%
	Avg. Price	$632,347	$410,877	53.9%	$580,467	$381,245	52.3%	$638,077	$438,601	45.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)

(UNAUDITED)

		Communities Under Development Twelve Months - October 31, 2015
		Net Contracts			Deliveries			Contract
		Twelve Months Ended			Twelve Months Ended			Backlog
		Oct 31,			Oct 31,			Oct 31,
		2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
Northeast
(includes unconsolidated joint ventures)	Home	577	530	8.9%	402	597	(32.7)%	341	166	105.4%
(NJ, PA)	Dollars	$286,792	$264,303	8.5%	$199,896	$293,970	(32.0)%	$168,476	$81,581	106.5%
	Avg. Price	$497,040	$498,684	(0.3)%	$497,255	$492,413	1.0%	$494,065	$491,447	0.5%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	1,006	925	8.8%	945	860	9.9%	467	406	15.0%
(DE, MD, VA, WV)	Dollars	$485,551	$436,416	11.3%	$448,605	$401,845	11.6%	$246,906	$209,961	17.6%
	Avg. Price	$482,654	$471,801	2.3%	$474,714	$467,261	1.6%	$528,707	$517,145	2.2%
Midwest
(includes unconsolidated joint ventures)	Home	940	891	5.5%	978	863	13.3%	644	682	(5.6)%
(IL, MN, OH)	Dollars	$317,989	$275,550	15.4%	$316,960	$246,224	28.7%	$194,290	$193,260	0.5%
	Avg. Price	$338,286	$309,260	9.4%	$324,090	$285,312	13.6%	$301,692	$283,373	6.5%
Southeast
(includes unconsolidated joint ventures)	Home	773	658	17.5%	746	790	(5.6)%	288	261	10.3%
(FL, GA, NC, SC)	Dollars	$254,484	$215,186	18.3%	$236,617	$247,928	(4.6)%	$110,860	$92,992	19.2%
	Avg. Price	$329,216	$327,031	0.7%	$317,181	$313,832	1.1%	$384,930	$356,293	8.0%
Southwest
(includes unconsolidated joint ventures)	Home	2,526	2,482	1.8%	2,263	2,389	(5.3)%	1,033	770	34.2%
(AZ, TX)	Dollars	$949,763	$826,707	14.9%	$822,371	$747,753	10.0%	$422,711	$295,319	43.1%
	Avg. Price	$375,995	$333,081	12.9%	$363,399	$312,998	16.1%	$409,207	$383,532	6.7%
West
(includes unconsolidated joint ventures)	Home	725	397	82.6%	442	435	1.6%	339	56	505.4%
(CA)	Dollars	$356,507	$215,529	65.4%	$183,600	$239,375	(23.3)%	$204,764	$31,857	542.8%
	Avg. Price	$491,734	$542,895	(9.4)%	$415,384	$550,290	(24.5)%	$604,024	$568,872	6.2%
Grand Total
	Home	6,547	5,883	11.3%	5,776	5,934	(2.7)%	3,112	2,341	32.9%
	Dollars	$2,651,086	$2,233,691	18.7%	$2,208,049	$2,177,095	1.4%	$1,348,007	$904,970	49.0%
	Avg. Price	$404,931	$379,686	6.6%	$382,280	$366,885	4.2%	$433,164	$386,574	12.1%
Consolidated Total
	Home	6,183	5,559	11.2%	5,507	5,497	0.2%	2,905	2,229	30.3%
	Dollars	$2,448,207	$2,106,421	16.2%	$2,088,129	$2,013,013	3.7%	$1,215,925	$855,847	42.1%
	Avg. Price	$395,958	$378,921	4.5%	$379,177	$366,202	3.5%	$418,563	$383,960	9.0%
Unconsolidated Joint Ventures
	Home	364	324	12.3%	269	437	(38.4)%	207	112	84.8%
	Dollars	$202,879	$127,270	59.4%	$119,920	$164,082	(26.9)%	$132,082	$49,123	168.9%
	Avg. Price	$557,359	$392,809	41.9%	$445,799	$375,475	18.7%	$638,077	$438,601	45.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.